UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 2, 2007
OREXIGEN THERAPEUTICS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33415	65-1178822
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

12481 High Bluff Drive, Suite 160, San Diego, CA		92130
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (858) 436-8600
(Former Name or Former Address, if Changed Since Last Report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On July 2, 2007, Orexigen Therapeutics, Inc. (the “Company”) entered into a First Amendment to Credit and Security Agreement with Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc. (the “First Amendment”). The First Amendment amends and restates certain provisions of that certain Credit and Security Agreement dated as of December 15, 2006 by and between the Company and Merrill Lynch Capital. The First Amendment provides for, among other things, the extension of the period during which Merrill Lynch Capital is obligated to make advances under the Term Loan (as defined in the First Amendment) to the Company from June 30, 2007 to December 31, 2007.
     The description of the First Amendment contained in this Item 1.01 is qualified in its entirety by reference to the full text of the agreement, a copy of which is attached hereto as Exhibit 10.1.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description

10.1	First Amendment to Credit and Security Agreement dated July 2, 2007 by and between the Registrant and Merrill Lynch Capital

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OREXIGEN THERAPEUTICS, INC.

Date: July 3, 2007	By:	/s/ Gary D. Tollefson

Name: Gary D. Tollefson, M.D., Ph.D.
Title: President and Chief Executive Officer

Date: July 3, 2007	By:	/s/ Graham K. Cooper

Name: Graham K. Cooper
Title: Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	First Amendment to Credit and Security Agreement dated July 2, 2007 by and between the Registrant and Merrill Lynch Capital